Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement on Form 20-F of our report dated March 23, 2018, relating to the combined financial statements of Grindrod Shipping Pte. Ltd. and subsidiaries and Grindrod Shipping (South Africa) Pty. Ltd. and subsidiaries appearing in such Registration Statement.

We also consent to the reference to use under the heading “Statement by Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Singapore

June 5, 2018